Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 11, 2020, relating to the consolidated financial statements and the effectiveness of internal controls over financial reporting of 22nd Century Group, Inc. appearing in the 2019 Annual Report to Shareholders and incorporated by reference in the Annual Report on Form 10-K of 22nd Century Group, Inc for the year ended December 31, 2019.

We also consent to the reference to our firm under the captions "Experts".

/s/ Freed Maxick CPAs, P.C.

Buffalo, New York

July 21, 2020